Exhibit 10.12

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of November 16, 2020 by and among Eco Innovation Group, Inc., a Nevada corporation (“Company”) and Robert L. Hymers, III (“Holder”).

RECITALS

A. In May 2016, a consultant to the Company was awarded the right to receive 100,000,000 shares of common stock in compensation for consulting services provided pursuant to a consulting agreement. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,9038, to be paid by the Company, by means of a promissory note that was convertible into 100,000,000 shares of common stock at a fixed per-share price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises.

B. On May 21, 2020, Holder purchased half of the remaining convertible promissory note and its related conversion rights from John English pursuant to a debt purchase agreement dated May 21, 2020 (the “Debt Purchase Agreement”). As of the date of this Agreement, the remaining principal balance owed to Holder of $2,451 is convertible into 25,000,000 shares of the Company’s common stock (the “Debt”).

C. The Company and the Holder desire to cause the Debt and the obligations of the Company represented thereby to be restated by exchanging the Debt for the convertible promissory note in substantially the form as Exhibit A attached hereto (the “Note”), as set forth herein;

D. The Company and the Holder are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Debt for the Note;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

EXCHANGE OF DEBT SECURITIES

1.1 Exchange.

(a) The Holder hereby agrees, subject to the terms and conditions set forth herein, to exchange the aggregate principal amount of the Debt, together with all interest thereon accrued up to but not including the effective date of such exchange, for the Note, in substantially the form as Exhibit A attached hereto and hereby incorporated as a material part of this Agreement (the “Debt Exchange”).

(b) Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place upon the effectiveness of this Agreement, whereby the Holder shall consider the Debt, as it pre-existed, to be cancelled, and the Company shall deliver to the Holder the Note.

(c) The Note will be issued in full satisfaction of the Debt, and the Company and the Holder intend that the Debt Exchange be an exchange subject to the tacking provisions of Rule 144 (§ 230.144(d)(3)(ii)) as securities acquired from the Company solely in exchange for other securities of the same issuer.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Holder that:

2.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Capitalization. The authorized capital stock of the Company consists of 550,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, of which 49,000,000 shares are designated as Series A Convertible Preferred Stock. As of the date of this Agreement, 135,930,680 shares of Common Stock are issued and outstanding and 30,000,000 shares of Series A Convertible Preferred Stock are issued and outstanding.

2.3 Power and Authority; Binding Agreement. The Company has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement, and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

2.4 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the Certificate of Incorporation or By-laws of the Company. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of the Company and its subsidiaries taken as a whole or (y) the ability of the Company to perform its obligations under this Agreement.

2.5 Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Debt Exchange or the other transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Company.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company that:

3.1 Authority. The Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Holder to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2 Title to the Debt. The Holder is the beneficial holder of the Debt, and holds the Debt free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

3.3 Investment Intent. Holder is acquiring the Note being delivered to Holder under this Agreement for its own account and with no present intention of distributing or selling the Note in violation of the Securities Act of 1933 or any applicable state securities law. Holder will not sell or otherwise dispose of Note unless such sale or other disposition has been registered or is exempt from registration under the Securities Act of 1933 and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Holder understands that the Note it is acquiring under this Agreement has not been registered under the Securities Act of 1933 by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and that the reliance of the Company on this exemption is predicated in part on these representations and warranties of Holder.

3.4 Holder Status. Holder (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act of 1933 or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Debt Exchange; and (v) has been given an opportunity to obtain such information from the Company as Holder deems necessary or appropriate with respect to the Debt Exchange.

Article 4

CONDITIONS

4.1 Company’s Conditions. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Holder set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise, required to be taken by the Holder on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Holder on or prior to the Closing shall have been obtained.

(c) The Holder shall have delivered the Debt to the Company for cancellation.

(d) The Holder shall have delivered to the Company such other documents, certificates or other information as the Company or its counsel may reasonably request.

4.2 Holder’s Conditions. The obligations of the Holder to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Company set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise required to be taken by the Company on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Company on or prior to the Closing shall have been obtained.

(c) The Company shall have issued and delivered, or cause to be issued and delivered, to the Holder, the Note.

Article 5

MISCELLANEOUS

5.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to Holder:	Robert L. Hymers III
Address: 520 S. Grand Ave, Suite 320, Los Angeles, CA 90071 Telephone: (310) 926-3980
Email: roberthymers@yahoo.com
If to Company:	Eco Innovation Group, Inc.
Attention: Julia Otey-Raudes
Address: 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406 Telephone: (747) 224-2453
Email: julia.otey@ecoig.com

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

5.2 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Nevada applicable to contracts executed in and to be fully performed in that state.

5.6 Confidentiality. Until the Company makes a press release or other public announcement about the Exchange, the Holder will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

HOLDER		COMPANY

Robert L. Hymers III		Eco Innovation Group, Inc.

By:	/s/ Robert L. Hymers, III	By:	/s/ Julia Otey-Raudes
Name:	Robert L. Hymers, III	Name:	Julia Otey-Raudes
		Title:	President and Chief Executive Officer

EXHIBIT A

FORM OF

CONVERTIBLE PROMISSORY NOTE

CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Effective Date: November 16, 2020	U.S. $2,451.00

FOR VALUE RECEIVED, Eco Innovation Group, Inc., a Nevada corporation (“Borrower”), promises to pay to Robert L. Hymers III, or his successors or assigns (“Lender”), in accordance with the terms hereinafter provided, up to an aggregate of Two Thousand Four Hundred Fifty-one Dollars ($2,451.00) (the “Principal Amount”). The Principal Amount outstanding shall be due and payable on the date that is twelve months from the Issuance Date.

The due date of any outstanding Principal Amount and interest are referred to herein as the “Maturity Date”, respectively. All payments under or pursuant to this Note refer to and shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder.

ARTICLE I

Section 1.1 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest in arrears at a rate per annum equal to ten percent (10%) accruing on a 12-month basis commencing on the Issuance Date, which, at the option of the Holder, may be converted to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on the same terms as the Note.

Section 1.2 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Nevada, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.3 Transfer. This Note may be transferred or sold, subject to the provisions outlined herein, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.4 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any amount of principal outstanding on the date such payment is due hereunder;

(b) the Company shall fail to make any payment of interest for a period of three (3) days after the date such interest is due;

(c) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days;

(d) the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(e) the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note;

(f) any material representation or warranty made by the Company herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(g) the Company shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(h) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue un-dismissed, or un-stayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue un-dismissed, or un-stayed and in effect for a period of sixty (60) days; or

(j) the failure of the Company to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such un- legended certificates to the Holder within five (5) business days of the Holder’s request so long as the Holder has provided reasonable assurances and opinions of counsel to the Company that such shares of Common Stock can be resold pursuant to Rule 144; or

(k) the failure of the Company to pay any amounts due to the Holder herein within three (3) business days of receipt of notice to the Company.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; (b) demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3 hereof).

ARTICLE III

CONVERSION; ANTIDILUTION; CONVERSION LIMITATIONS PREPAYMENT

Section 3.1 Conversion and Fixed Conversion Price.  At any time, at the option of the Holder, the Principal Amount of this Convertible Note, may be converted into shares of the Company's common stock, $0.001 par value (the "Common Stock"), at the Holder’s discretion. The number of shares of Common Stock that this Convertible Note or any portion hereof shall be converted into is based upon the conversion price of $0.000098 per share, corresponding to the original conversion rights of the Debt (as defined in the Debt Exchange Agreement of even date herewith) (the “Conversion Price”) and shall be determined by dividing the outstanding Principal Amount, or any partial amount thereto, of the Convertible Note being converted, by the Conversion Price (the "Conversion Shares"). Any request by Holder to convert must be accompanied by a written notice in the form attached hereto that the Holder hereof elects to convert this Convertible Note, or a specified portion hereof, which notice shall also state the name or names (with address or addresses) in such Common Stock shall be issued.  No fractional shares will be issued upon any such conversion, but the Company shall make adjustment therefor in cash, or by rounding to the nearest whole share. In the event of conversion of this Convertible Note in part only, a new Convertible Note or Convertible Notes for the unconverted portion hereof will be issued in the name of the Holder upon the cancellation of this Convertible Note.

Section 3.2 Stock Splits. The Fixed Conversion Price shall be protected against all and any stock splits and shall adjusted in the event of any such stock split.

Section 3.3 Conversion Limitations. In no event shall the Holder be allowed to effect any conversion of this Note if the issuable Conversion Shares of such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates, would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 61 days prior written notice by the Investor).

Section 3.4 Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Company shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note if tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

(b) The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

Section 3.5 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends, then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change.

(vi) Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”) and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(vii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3.5(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(b) Record Date. In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or excercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist and (vii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

(d) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this agreement and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event a Holder shall elect to convert any Note as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Note shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Company shall, from time to time in accordance with Nevada corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this agreement.

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to: (ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Company cannot refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Notes shall have been issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Company’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Company of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

Section 3.7 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9 Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Dated: November 16, 2020

ECO INNOVATION GROUP, INC.

By: _______________________________________

Julia Otey-Raudes, CEO

FORM OF NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note into shares of Common Stock of Eco Innovation Group Inc. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion: ___________________________________________ Applicable Conversion Price: ___________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature: ____________________

Print Name: __________________

Address: ____________________